UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 23, 2008 (December 18, 2008)

Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

380 Madison Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Anthony J. Huck Separation Agreement

On December 18, 2008, Investment Technology Group, Inc. (the “Company”) and Anthony J. Huck entered into a separation agreement (the “Separation Agreement”) pursuant to which they mutually agreed that, effective December 15, 2008 (the “Separation Date”), Mr. Huck’s employment with the Company terminated and Mr. Huck resigned from all of his positions with the Company and its subsidiaries, including as Managing Director and a member of the applicable boards of directors of the Company’s subsidiaries on which Mr. Huck served.  In consideration for Mr. Huck’s execution and non-revocation of the Separation Agreement and agreement to certain restrictive covenants described below, the Company will pay Mr. Huck the “Separation Payment and Benefits” set forth below.

Separation Payment and Benefits.  Pursuant to the Separation Agreement, Mr. Huck will receive Two Million One Hundred Eight Thousand Dollars ($2,108,000) to be paid in installments over the 9-month period following the Separation Date.  Mr. Huck will also receive a lump sum payment of Seven Hundred Sixty-Five Thousand Dollars ($765,000) in satisfaction of his 2008 bonus.  If Mr. Huck timely elects COBRA continuation coverage, Mr. Huck will continue to be covered under the Company’s group health plan at the Company’s sole expense until the earlier of the expiration of the twelve (12) month period following the Separation Date and the date on which Mr. Huck commences full-time employment at another firm.

All outstanding (i) stock unit awards under the Company’s Amended and Restated Stock Unit Award Program Subplan (the “SUA Program”), (ii) restricted stock units and (iii) stock options held by Mr. Huck that were not vested and exercisable (to the extent applicable) as of the Separation Date were forfeited and automatically terminated on the Separation Date.  All stock options that were vested as of the Separation Date were amended to remain exercisable until August 1, 2010.  Shares subject to stock unit awards granted to Mr. Huck under the SUA Program that were vested as of the Separation Date will be issued to Mr. Huck in accordance with the terms of the SUA Program.

Restrictive Covenants.  The Separation Agreement provides that, in addition to Mr. Huck being bound by the Company’s standard confidentiality and invention assignment covenants, Mr. Huck cannot (i) engage or participate in any business, entity or endeavor for the 3-month period following the Separation Date, (ii) engage, participate or be interested in any business, entity or endeavor with certain competitors for the 9-month period following the Separation Date, or (iii) during the one year period following the Separation Date, solicit (A) any former or existing clients of the Company for which Mr. Huck provided services or for which he had significant responsibility during the two years prior to the Separation Date, (B) any person or entity that becomes a client of the Company during the one year period following the Separation Date and for which Mr. Huck participated in a proposal to provide services during the two years prior to the Separation Date or (C) any employee, contractor or consultant of the Company to terminate their employment or relationship with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: December 23, 2008	By:	/s/ P. Mats Goebels
	Name:	P. Mats Goebels
	Title:	Managing Director, General Counsel, and
Duly Authorized Signatory of Registrant